SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2001

                               VECTREN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA

                 (State or Other Jurisdiction of Incorporation)

       1-15467                                          35-2086905
(Commission File Number)                       (IRS Employer Identification No.)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (812) 465-5300



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Item 5.  Other Events.


Item 7.  Financial Statements and Exhibits.

(a)      Exhibits:

         The following exhibits are filed as a part of this report:

         Exhibit 4.1 $435,000,000 Credit Agreement arranged by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of June 29, 2000 among Vectren Corporation, Vectren Utility Holdings, Inc., certain Lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Syndication Agent, ABN AMRO, as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent

         Exhibit 4.2 Credit Agreement dated as of March 8, 1999 among Indiana Gas Company, Inc., the Lenders, ABN AMRO Bank N.V., as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and Bank One, Indiana, N.A., as Administrative Agent

         Exhibit 4.3       First  Amendment  dated as of  March  7,  2000 to the
                           Credit Agreement dated as of March 8, 1999 among Indiana Gas Company, Inc., certain lenders, ABN AMRO BANK N.V., as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and Bank One, Indiana, N.A., as Administrative Agent

         Exhibit 4.4 Second Amendment dated as of October 31, 2000 to the Credit Agreement dated as of March 8, 1999 among Indiana Gas Company, Inc., certain lenders, ABN AMRO BANK N.V., as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and Bank One, Indiana, N.A., as Administrative Agent

         Exhibit 4.5 Bank One letter dated as of January 29, 2001 waiving the covenant compliance under Section 6.13 of the Indiana Gas Company, Inc. Credit Agreement dated as of March 8, 1999


         Exhibit 99.1      Excerpts   from  the  10-K  of   SIGCORP,   Inc.   (a
                           predecessor of Vectren Corporation) for its fiscal year ended December 31, 1999

         Exhibit 99.2 Excerpts from the 10-K of Indiana Energy, Inc. (a predecessor of Vectren Corporation) for its fiscal year ended September 30, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VECTREN CORPORATION
                                             (Registrant)


Dated:  January 30, 2001                     By: /s/ M. Susan Hardwick
                                                --------------------------------
                                                M. Susan Hardwick
                                                Vice President and Controller